Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Stock, $0.001 par value, of Forescout Technologies, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 21, 2019

Jericho Capital Master Fund L.P.

By:	Jericho Capital Advisors LLC
its general partner

By:	/s/ Josh Resnick
	Name:	Josh Resnick
	Title:	Managing Member

Jericho Capital Special Opportunities Master L.P.

By:	Jericho Capital Advisors LLC its general partner

By:	/s/ Josh Resnick
	Name:	Josh Resnick
	Title:	Managing Member

Jericho Capital Advisors LLC

By:	/s/ Josh Resnick
	Name:	Josh Resnick
	Title:	Managing Member

Jericho Capital Asset Management L.P.

By:	Jericho Capital Holdings LLC its general partner
By:	/s/ Josh Resnick
	Name:	Josh Resnick
	Title:	Managing Member

Jericho Capital Holdings LLC

By:	/s/ Josh Resnick
	Name:	Josh Resnick
	Title:	Managing Member

/s/ Josh Resnick
Josh Resnick